Exhibit 99.1

News Release

Transatlantic Holdings, Inc. Announces Public Offering of AIG’s Interest

New York, N.Y. Transatlantic Holdings, Inc. (the “Company”) (NYSE: TRH) announced today that American International Group, Inc. (“AIG”) and American Home Assurance Company, a wholly owned subsidiary of AIG, (“AHAC” and together with AIG, the “Selling Stockholder”) have commenced a secondary public offering of 26 million shares of the Company's common stock owned by the Selling Stockholder and that the Selling Stockholder is expected to grant the underwriters in the offering a 30-day option to purchase from the Selling Stockholder up to an additional 3.9 million shares of the Company’s common stock. J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are joint book-running managers with Lazard Capital Markets LLC as co-lead underwriter for the offering. The Company will not receive any of the proceeds from the sale of the shares of the Company's common stock by the Selling Stockholder. After the closing of the offering (and assuming that the underwriters do not exercise their option to buy additional shares), the Selling Stockholder will own approximately 13 million shares of the Company's common stock, representing 19.7% of the Company’s outstanding shares of common stock.

The shares are being offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC's website at http://www.sec.gov. Copies of the prospectus supplement relating to these securities may be obtained from J.P. Morgan Securities Inc., Attention: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, telephone: (866) 430-0686; Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004, telephone:(212) 902-1171 or 866-471-2526, fax:(212) 902-9316, email:Prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, 2nd floor, New York, NY 10014, telephone: (866) 718-1649, email: prospectus@morganstanley.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis – structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Forward-looking statements

This news release may include, and the Company’s officers and representatives may from time to time make, statements which may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as “intend,” “intends,” “intended,”

“goal,” “estimate,” “estimates,” “expect,” “expects,” “expected,” “project,” “projects,” “projected,” “projections,” “plans,” “anticipates,” “anticipated,” “should,” “think,” “thinks,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled” and similar expressions.

These statements are not historical facts but instead represent only the Company’s belief regarding future events and financial performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements may address, among other things, the Company’s strategy and expectations for growth, product development, government and industry regulatory actions, legal matters, financial, credit and industry market conditions, financial results and reserves, as well as the expected impact on the Company of natural and man-made (e.g., terrorist attacks) catastrophic events and political, economic, legal and social conditions.

It is possible that the Company’s actual results, financial condition and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking statements. Important factors that could cause the Company’s actual results to differ, possibly materially, from those discussed in the specific forward-looking statements may include, but are not limited to, uncertainties relating to economic conditions, financial and credit market conditions, cyclical industry conditions, credit quality, government, regulatory and accounting policies, volatile and unpredictable developments (including natural and man-made catastrophes), the legal environment, legal and regulatory proceedings, failures of pricing models to accurately assess risks, the reserving process, the competitive environment in which the Company operates, interest rate and foreign currency exchange rate fluctuations, the uncertainties inherent in international operations and the uncertainty surrounding the AIG Group’s continued ownership interest in the Company.

Visit – www.transre.com – for additional information about TRH.